Exhibit 31.2

CERTIFICATIONS

I, Michael Blecic, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Viskase Holdings, Inc. (formerly known as Enzon Pharmaceuticals, Inc.);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2026

/s/ Michael Blecic
Michael Blecic
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)